ADVANTUS CAPITAL MANAGEMENT, INC. - NSAR FILING


FORM 10f-3

FUND:  Macro-Cap Value Portfolio of Advantus Series Fund, Inc.

Record of Securities Purchased Under the Fund's Rule 10f-3 Procedures

1.   Issuer:  Kraft Foods, Inc.
2.   Offering Date:  06/12/01
3.   Trade Date:  06/12/01
4.   Unit Price of Offering:  31.00
5.   Years of Issuer's Operation:  3+
6.   Underwriting Type:  Firm
7.   Underwriting Spread:  0.8471
8.   Total Price paid by Portfolio:  120,900
9.   Total Size of Offering:  8,680,000,000
10. Total Price Paid by Portfolio plus Total Price Paid for same securities purchased by the same investment adviser for other investment companies: 15,720,100
11. Underwriter(s) from whom the Portfolio purchased: CS First Boston, Siebert S (Muriel) & Co.
12. If the affiliate was lead or co-lead manager, was the instruction listed below given to the broker(s) named in #11? Yes


Have the following conditions been satisfied?

YES
NO

a. The securities are part of an issue registered under the Securities Act of 1933 which is being offered to the public or are "municipal securities" as defined in Section 3(a)(29) of the Securities Exchange Act of 1934.

          YES

b. The securities were purchased prior to the end of the first full business day of the offering, the securities were purchased on or before the fourth day preceding the day on which the offering terminated.

          YES

c.   The underwriting was a firm commitment underwriting.

          YES

d. The commission, spread or profit was reasonable and fair in relation to that being received by others for underwriting similar securities during the same period.

           YES




e. 1. If securities are registered under the Securities Act of 1933, the issuer of the securities and its predecessor have been in continuous operation for not less than three years

           YES

     2. If securities are municipal securities, the issue of securities has received an investment grade rating from a nationally recognized statistical rating organization or, if the issuer or entity supplying the revenues from which the issue is to be paid shall have been in continuous operation for less than three years (including any predecessor), the issue has received one of the three highest ratings from at least one such rating organization.

           N/A

f. The amount of such securities purchased by all of the investment companies advised by same investment adviser did not exceed
     25% of the principal amount of the offering.

           YES

g. No Affiliated Underwriter was a direct or indirect participant in or beneficiary of the sale or, with respect to municipal securities, no purchased were designated as group sales or otherwise allocated to the account of any Affiliated Underwriter.

           YES


List of Underwriting Syndicate Members

Salomon Smith Barney Inc.
Credit Suisse First Boston Corp.
Lehman Brothers Inc.
J.P. Morgan Securities, Inc.
Morgan Stanley & Co., Inc.
Deutsche Banc Alex Brown Inc.
UBS Warburg LLC
ABN AMRO Rothschild LLC
A.G. Edwards & Sons, Inc.
Sanford C. Bernstein & Co., Inc.
Blaylock & Partners, LP
Credit Lyonnais Securities (USA), Inc.
ING Barings LLC
McDonald Investments, Inc., A KeyCorp Company
Neuberger Berman, LLC
M.R. Beal & Company
May Davis Group
Ramirez & Co., Inc.
Sturdivant & Co., Inc.
The Williams Capital Group, LP
BNP Paribas
HSBC Securities (USA), Inc.


Dresdner Kleinwort Wasserstein Securities LLC
Prudential Securities Incorporated
Utendahl Capital Partners, LP
Robertson Stephens, Inc.
SG Cowen Securities Corporation
Muriel Siebert & Co., Inc.
BNY Capital Markets, Inc.
Dain Rauscher Incorporated
Davenport & Co. LLC
Invemed Associates LLC
Adams, Harkness & Hill, Inc.
Advest Inc.
Robert W. Baird & Co. Incorporated
Banca Akros S.p.A. - Gruppo Banca Popolare di Milano S.c.a.r.1.
BB&T Capital Markets, a Division of Scott & Stringfellow, Inc.
BBVA Securities Inc.
William Blair & Company, LLC
BOE Securities, Inc.
The Chapman Company
Chatsworth Securities LLC
Crowell, Weedon & Co.
CSFBdirect Inc.
Danske Securities
D.A. Davidson & Co.
Doley Securities, Inc.
Fahnestock & Co. Inc.
Gardner Rich & Company, Inc.
Gruntal & Co. LLC
Guzman & Company
Intesa Bci
Jackson Securities Incorporated
Janney Montgomery Scott LLC
C.L. King & Associates, Inc.
Lebenthal & Co., Inc.
Legg Mason Wood Walker, Incorporated
Loop Capital Markets
Melvin Securities, LLC
Mizuho International plc
Ormes Capital Markets, Inc.
Parker/Hunter Incorporated
Pryor, Counts & Co., Inc.
Raymond James & Associates, Inc.
Redwood Securities Group, inc.
Sanders Morris Harris
Santander Securities
Stephens Inc.
Stifel, Nicolaus & Company, Incorporated
Tucker Anthony Incorporated


Approved:  /s/  Gary Peterson           Date:  06/12/01